Exhibit 23.4

Chairman		January 31, 2023
James W. Boyd		File: 3871.008
President and CEO
John T. Boyd II
Atlas Energy Solutions
Managing Director and COO		5918 West Courtyard Drive
Ronald L. Lewis		Suite 500
Vice Presidents		Austin, Texas 78730
Robert J. Farmer
John L. Weiss
Michael F. Wick	Subject:	Consent to Be Named in Registration
William P. Wolf		Statement
Managing Director - Australia
Jacques G. Steenekamp		Ladies and Gentleman:

Managing Director - China

Jisheng (Jason) Han

Managing Director – South America

Carlos F. Barrera

Managing Director – Metals

Gregory B. Sparks

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

The undersigned hereby consents to the references to our

firm in the form and context in which they appear in this

Registration Statement on Form S-1 of Atlas Energy

Solutions Inc. and the related prospectus that is a part thereof

(the “Registration Statement”). We hereby further consent to

(i) the use in such Registration Statement of information

contained in our reports setting forth the estimates of

reserves of Atlas Energy Solutions Inc. as of December 31,

2021 and (ii) the reference to us under the heading “Experts”

in such Registration Statement.

Respectfully submitted,

Brisbane 61 7 3232-5000 jtboydau@jtboyd.com	JOHN T. BOYD COMPANY
By:

Beijing 86 10 6500-5854 jtboydcn@jtboyd.com

Bogota	John T. Boyd II
+57-3115382113	President & CEO
jtboydcol@jtboyd.com

www.jtboyd.com